Exhibit 16.1
August 22, 2011
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re: Orion Energy Systems, Inc.
File No. 01-33887
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Orion Energy Systems, Inc. dated August 22, 2011 and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP